SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2017 (March 1, 2017)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 984-1096

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2017, Pareteum Corporation (the "Company") appointed Luis Jimenez Tuñon as an independent director of the Company.

Prior to joining the Company, Mr. Jimenez Tuñon held a number of management positions in leading high-technology companies. Mr. Jimenez Tuñon is currently CEO of Red Queen Ventures, S.L. a global high-tech advisory and investment company which he recently founded. From 2011 to 2016 Mr. Jimenez Tuñon served as CEO of Vodafone Enabler S.L., the cutting edge digital mobile operator fully owned by the Vodafone Group in charge of MVNOs, Vodafone Spain’s second brand (Lowi.es – best Spanish MVNO 2015 & 2016) and of International Advanced Enabling Services for the Vodafone Group. Mr. Jimenez Tuñon pioneered this start-up in 2011 and grew businesses up to hundreds of millions euros in yearly revenue and profit as well as achieving remarkable international expansion. From 2013 to 2016, Mr. Jimenez Tuñon also served as Senior Vice President at Vodafone Spain, working as Chief of Wholesale Business (MVNOs, Enablers, Carriers, Roaming and Interconnection). Prior to Vodafone Enabler, Mr. Jimenez Tuñon was Vice President of Strategy, and before Executive for Strategic Projects at Vodafone Spain, company he joined in 2006. Beginning his career in the satellite industry in 2002, Mr. Jimenez Tuñon held various positions including Research engineer at the National Space Institute of Denmark and later Deputy Commercial Director of INSA until 7/2006, -today ISDEFE- the largest aerospace company in Spain -by number of employees- working for NASA and ESA.

Mr. Jimenez Tuñon earned an Executive MBA from EOI Business School, a Master Degree in Wireless Communications from Polytechnic University of Madrid and an MSc in Telecommunications Engineering from University of Zaragoza in cooperation with Technical University of Denmark (DTU). He is also Stanford Executive Management Program (SEP) from the Graduate School of Business (GSB) of the Stanford University in California. Mr. Jimenez Tuñon has received several professional and academic awards at international and national level. He has lived in Spain, Denmark, France and Ireland and worked with a large number of companies and institutions in Europe, US, Latin America and Middle East. Along with his executive career, Mr. Jimenez Tuñon has been guest speaker at international business summits and has published several papers. He is also Stanford‘s GSB lifetime Alumni.

Mr. Jimenez Tuñon will receive customary compensation for his service as a director equal to other directors of the Company.

Since the beginning of the Company’s last fiscal year, Mr. Jimenez Tuñon has not been a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, or in which any related person of Mr. Jimenez Tuñon had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2017	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary